UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 20, 2009

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:        (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2009, Altria Group, Inc. (“Altria”) entered into a senior unsecured 364-day revolving credit agreement (the “364-Day Agreement”) and a senior unsecured 3-year revolving credit agreement (the “3-Year Agreement” and, together with the 364-Day Agreement, the “Revolving Credit Agreements”), each with the lenders named therein and JPMorgan Chase Bank, N.A. (“JPMCB”) and Citibank, N.A. (“Citibank”), as administrative agents. The 364-Day Agreement provides for borrowings up to an aggregate principal amount of $600,000,000 and expires on November 19, 2010. The 3-Year Agreement provides for borrowings up to an aggregate principal amount of $2,400,000,000 and expires on November 20, 2012. Interest rates on borrowings under the Revolving Credit Agreements will be based on prevailing interest rates as described in the agreements and, in part, upon the credit default swap spread applicable to Altria’s senior unsecured long-term debt.

Altria’s obligations under the Revolving Credit Agreements are guaranteed by Philip Morris USA Inc., a wholly-owned subsidiary of Altria (“PM USA”). PM USA’s guarantees are evidenced by guarantee agreements (collectively, the “Guarantee Agreements”) made by PM USA in favor of the lenders under the Revolving Credit Agreements. The Guarantee Agreements will be PM USA’s senior unsecured obligations and will rank equally in right of payment with all of PM USA’s existing and future senior unsecured indebtedness.

The Revolving Credit Agreements replace Altria’s existing $3.4 billion 5-year revolving credit agreement (the “Terminated Agreement”), which was to expire on April 15, 2010 and was earlier terminated effective November 20, 2009. Both of the Revolving Credit Agreements will be used for general corporate purposes and to support Altria’s commercial paper issuances. Both of the Revolving Credit Agreements require that Altria maintain (i) a ratio of debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) of not more than 3.0 to 1 and (ii) a ratio of EBITDA to interest expense of not less than 4.0 to 1.

At November 20, 2009, Altria had no borrowings outstanding under the Revolving Credit Agreements.

Some of the lenders under the agreements and their affiliates have various relationships with Altria and its subsidiaries involving the provision of financial services, including cash management, investment banking and trust services. In addition, certain of Altria’s subsidiaries have entered into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

The description above is a summary and is qualified in its entirety by the 364-Day Agreement, the 3-Year Agreement and the Guarantee Agreements, each of which is incorporated herein by reference and attached to this report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 regarding the Terminated Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	364-Day Revolving Credit Agreement, dated as of November 20, 2009, among Altria, the lenders named therein and JPMCB and Citibank, as administrative agents

10.2	3-Year Revolving Credit Agreement, dated as of November 20, 2009, among Altria, the lenders named therein and JPMCB and Citibank, as administrative agents

10.3	Guarantee Agreement, dated as of November 20, 2009, by PM USA in favor of the lenders under the 364-Day Revolving Credit Agreement

10.4	Guarantee Agreement, dated as of November 20, 2009, by PM USA in favor of the lenders under the 3-Year Revolving Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/S/ W. HILDEBRANDT SURGNER, JR.
Name: W. Hildebrandt Surgner, Jr.
Title: Corporate Secretary and
Senior Assistant General Counsel

DATE:  November 23, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	364-Day Revolving Credit Agreement, dated as of November 20, 2009, among Altria, the lenders named therein and JPMCB and Citibank, as administrative agents

10.2	3-Year Revolving Credit Agreement, dated as of November 20, 2009, among Altria, the lenders named therein and JPMCB and Citibank, as administrative agents

10.3	Guarantee Agreement, dated as of November 20, 2009, by PM USA in favor of the lenders under the 364-Day Revolving Credit Agreement

10.4	Guarantee Agreement, dated as of November 20, 2009, by PM USA in favor of the lenders under the 3-Year Revolving Credit Agreement